Exhibit 4(J)





                                WARRANT AGREEMENT

                                     between

                            MFN FINANCIAL CORPORATION

                                       and

                          HARRIS TRUST AND SAVINGS BANK

                                as Warrant Agent

                           --------------------------



                           Dated as of March 23, 1999

                                TABLE OF CONTENTS

                                                                            PAGE

Section 1.    Definitions......................................................1

Section 2.    Form of Warrant; Execution; Registration.........................3

         2.1  Form of Warrant; Execution of Warrants...........................3

         2.2  Registration.....................................................3

         2.3  Countersignature of Warrants.....................................3

Section 3.    Transfer and Exchange of Warrants................................4

Section 4.    Term of Warrants; Exercise of Warrants; Compliance with
              Government Regulation............................................4

         4.1  Term of Warrants.................................................4

         4.2  Exercise of Warrants.............................................5

         4.3  Compliance with Government Regulations; Qualification under
              Securities Laws..................................................6

Section 5.    Payment of Taxes.................................................6

Section 6.    Mutilated or Missing Warrant Certificates........................7

Section 7.    Reservation of Warrant Shares....................................7

Section 8.    Stock Exchange Listings..........................................7

Section 9.    Adjustment of Exercise Price, Number of Warrant Shares and
              Shares of Capital Stock Warrants Are Exercisable Into............8

         9.1  Mechanical Adjustments...........................................8

              (a)      Adjustment for Change in Capital Stock..................8

              (b)      Adjustment for Rights Issue.............................8

              (c)      Adjustment for Other Distributions......................9

              (d)      Adjustment for Common Stock and Convertible Securities
                       Issue...................................................9

              (e)      Current Market Price; Price Per Share..................10

              (f)      When De Minimis Adjustment May Be Deferred.............12

              (g)      Adjustment in Exercise Price...........................12

              (h)      When No Adjustment Required............................12

              (i)      Capitalization, Reclassification or Consolidation......13

              (j)      Shares of Common Stock.................................13

              (k)      Expiration of Rights, etc..............................13

         9.2  Voluntary Adjustment by the Company.............................14

         9.3  Notice of Adjustment............................................14

         9.4  Preservation of Purchase Rights upon Merger or Consolidation....15

         9.5  Statement on Warrants...........................................15

Section 10.   Fractional Interests............................................15

Section 11.   No Rights as Stockholders; Notices to Holders...................15

Section 12.   Payments in U.S. Currency.......................................16

Section 13.   Merger or Consolidation or Change of Name of Warrant Agent......16

Section 14.   Appointment of Warrant Agent....................................17

         14.1 Concerning the Warrant Agent....................................17

         14.2 Correctness of Statements.......................................17

         14.3 Breach of Covenants.............................................17

         14.4 Performance of Duties...........................................17

         14.5 Reliance on Counsel.............................................17

         14.6 Proof of Actions Taken..........................................18

         14.7 Compensation and Indemnification................................18

         14.8 Legal Proceedings...............................................18

         14.9 Other Transactions in Securities of Company.....................18

         14.10Liability of Warrant Agent......................................19

         14.11Reliance on Documents...........................................19

         14.12Validity of Agreement...........................................19

         14.13Instructions from Company.......................................19

Section 15.   Change of Warrant Agent.........................................19

Section 16.   Notices.........................................................20

Section 17.   Cancellation of Warrants........................................20

Section 18.   Supplements and Amendments......................................20

Section 19.   Successors......................................................21

Section 20.   Applicable Law..................................................21

Section 21.   Benefits of this Agreement......................................21

Section 22.   Counterparts....................................................21

Section 23.   Captions........................................................21

         WARRANT AGREEMENT, dated as of March 23, 1999, between MFN Financial Corporation, a Delaware corporation (the "Company"), and Harris Trust and Savings Bank, as Warrant Agent (together with any successors and assigns, the "Warrant Agent").

                              W I T N E S S E T H :

         WHEREAS, the Company was a Debtor and Debtor-in-Possession in the case (the "Chapter 11 Case") filed in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the "Bankruptcy Court"), entitled "In re Mercury Finance Company, Debtor," Chapter 11 Case No. 98 B 20763, under the Bankruptcy Code;

         WHEREAS, in connection with and as part of the transactions to be consummated pursuant to the confirmation of a Plan of Reorganization (as amended, modified or supplemented from time to time) of the Company in the Chapter 11 Case (the "Plan"), the Company has agreed to issue three series of Warrants (the "Series A Warrants", the "Series B Warrants" and the "Series C Warrants" and collectively, the "Warrants") with each series of Warrants exercisable for the purchase of 580,000 shares of Common Stock of the Company.

         WHEREAS, by Order dated March 10, 1999, the Bankruptcy Court confirmed the Plan;

         WHEREAS, the Plan contemplates that the Company will enter into certain agreements, including, without limitation, this Warrant Agreement;

         WHEREAS, the Company desires to issue the Warrants, each of which entitles the holder thereof to purchase one share of its Common Stock (each of said shares of Common Stock deliverable upon exercise of the Warrants, a "Warrant Share"); and

         WHEREAS, the Company wishes the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act in connection with the issuance, division, transfer, exchange and exercise of Warrants.

         NOW, THEREFORE, in consideration of the foregoing, to implement the terms of the Plan, and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company and the registered owners of the Warrants (the "Holders") and any security into which they may be exchanged, the Company and the Warrant Agent hereby agree as follows:

         Section 1. Definitions. The following terms, as used herein, have the following meanings (all terms defined in the singular to have the correlative meanings when used in the plural and vice versa):

         "Agreement" means this Warrant Agreement, as the same may be amended, modified or supplemented from time to time.

         "Assets" has the meaning ascribed to such term in Section 9.1(c) hereof.

         "Business Day" means a day other than (a) a Saturday or Sunday, (b) any day on which banking institutions located in the City of New York, New York or Chicago, Illinois are required or authorized by law or by local proclamation to close, or (c) any day on which the New York Stock Exchange is closed.

         "Commercially Reasonable Efforts", when used with respect to any obligation to be performed or term or provision to be observed hereunder, means such efforts as a prudent Person seeking the benefits of such performance or action would make, use, apply or exercise to preserve, protect or advance its rights or interests, provided that such efforts do not require such Person to incur a material financial cost or a substantial risk of material liability unless such cost or liability (i) would customarily be incurred in the course of performance or observance of the relevant obligation, term or provision, (ii) is caused by or results from the wrongful act or negligence of the Person whose performance or observance is required hereunder, or (iii) is not excessive or unreasonable in view of the rights or interests to be preserved, protected or advanced. Such efforts may include, without limitation, the expenditure of such funds and retention by such Person of such accountants, attorneys or other experts or advisors as may be necessary or appropriate to effect the relevant action; the undertaking of any special audit or internal investigation that may be necessary or appropriate to effect the relevant action; and the commencement, termination or settlement of any action, suit or proceeding involving such Person to the extent necessary or appropriate to effect the relevant action.

         "Common Stock" means the common stock, par value $0.01, of the Company after the Effective Date (as defined in the Plan).

         "Convertible Securities" has the meaning ascribed to such term in
Section 9.1(d) hereof.

         "Exercise Period" has the meaning ascribed to such term in Section 4.1 hereof.

         "Exercise Price" means (i) $15.34 per share for the Series A Warrants,
(ii) $21.81 per share for the Series B Warrants, and (iii) $28.27 per share for the Series C Warrants, as adjusted pursuant to Section 9 hereof.

         "Holder" has the meaning ascribed to such term in the preamble hereto.

         "NASD" has the meaning ascribed to such term in Section 4.2 hereof.

         "Person" means a natural person, a corporation, a partnership, a trust, a joint venture, any regulatory authority or any other entity or organization.

         "Plan" has the meaning ascribed to such term in the preamble hereto.

         "Price Per Share" has the meaning ascribed to such term in Section 9.1(e)(ii) hereof.

         "Rights" has the meaning ascribed to such term in Section 9.1(b) hereof.

         "Transfer Agent" has the meaning ascribed to such term in Section 7 hereof.

         "SEC" means the United States Securities and Exchange Commission, or any successor governmental agency or authority thereto.

         "Series A Warrants" has the meaning ascribed to such term in the preamble hereto.

         "Series B Warrants" has the meaning ascribed to such term in the preamble hereto.

         "Series C Warrants" has the meaning ascribed to such term in the preamble hereto.

         "Subsidiary" has the meaning ascribed to such term in Section 9.1(c) hereof.

         "Warrant" has the meaning ascribed to such term in the preamble hereto.

         "Warrant Certificate" has the meaning ascribed to such term in Section
2.1 hereof.

         "Warrant Register" has the meaning ascribed to such term in Section 2.2 hereof.

         "Warrant Share" has the meaning ascribed to such term in the preamble hereto.

         Section 2. Form of Warrant; Execution; Registration.

         2.1 Form of Warrant; Execution of Warrants. The certificates evidencing the Warrants (the "Warrant Certificates") shall be in registered form only and shall be in the form set forth as Exhibit A hereto. The Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board, President, Chief Executive Officer or one of its Vice Presidents. The signature of any such officer on the Warrant Certificates may be manual or by facsimile. Any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate. Each Warrant Certificate shall be dated the date it is countersigned by the Warrant Agent pursuant to Section 2.3 hereof.

         2.2 Registration. The Warrant Certificates shall be numbered and shall be registered on the books of the Company maintained at the principal office of the Warrant Agent initially in Chicago, Illinois (or such other place in the continental United States as the Warrant Agent shall from time to time notify the Company and the Holders in writing) (the "Warrant Register") as they are issued. The Company and the Warrant Agent shall be entitled to treat the registered owner of any Warrant as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person.

         2.3 Countersignature of Warrants. The Warrant Certificates shall be countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. Warrant Certificates may be countersigned, however, by the Warrant Agent and may be delivered by the Warrant Agent notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature, issuance or delivery. The Warrant Agent shall, upon written instructions of the Chairman of the Board, the President, the Chief Executive Officer, any Vice President, the Treasurer or the Secretary of the Company, countersign, issue and deliver Warrant Certificates entitling the Holders thereof to purchase not more than an aggregate of 1,740,000 Warrant Shares (subject to adjustment pursuant to Section 9 hereof) and shall countersign, issue and deliver Warrant Certificates as otherwise provided in this Agreement.

         Section 3. Transfer and Exchange of Warrants. Subject to the terms hereof, the Warrant Agent shall initially countersign, register in the Warrant Register and deliver Warrants hereunder in accordance with the written instructions of the Company. Subject to the terms hereof and the receipt of such documentation as the Warrant Agent may reasonably require, the Warrant Agent shall thereafter from time to time register the transfer of any outstanding Warrants upon the Warrant Register upon surrender of the Warrant Certificate or Certificates evidencing such Warrants duly endorsed or accompanied (if so required by it) by a written instrument or instruments of transfer in form reasonably satisfactory to the Warrant Agent, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Subject to the terms of this Agreement, each Warrant Certificate may be exchanged for another Warrant Certificate or Certificates entitling the Holder thereof to purchase a like aggregate number of Warrant Shares, at the same exercise price and having the same term, as the surrendered Warrant Certificate or Certificates then entitles such Holder to purchase. Any Holder desiring to exchange a Warrant Certificate or Certificates shall make such request in writing delivered to the Warrant Agent, and shall surrender, duly endorsed or accompanied (if so required by the Warrant Agent) by a written instrument or instruments of transfer in form reasonably satisfactory to the Warrant Agent, the Warrant Certificate or Certificates to be so exchanged. Upon registration of transfer, the Company shall issue and the Warrant Agent shall countersign and deliver by certified mail a new Warrant Certificate or Certificates to the persons entitled thereto. Upon any partial transfer, a new Warrant Certificate of like tenor and representing in the aggregate the number of warrants which were not so transferred, shall be issued to, and in the name of, the holder.

         No service charge shall be made for any exchange or registration of transfer of a Warrant Certificate or of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp tax or other tax or other governmental charge that is imposed in connection with any such exchange or registration of transfer pursuant to Section 5 hereof.

         By accepting the initial delivery, transfer or exchange of Warrants, each Holder shall be deemed to agree to the terms of this Agreement as it may be in effect from time to time, including any amendments or supplements duly adopted in accordance with Section 18 hereof.

         Section 4. Term of Warrants; Exercise of Warrants; Compliance with Government Regulation.

         4.1 Term of Warrants. Subject to the terms of this Agreement, each Holder shall have the right, until the expiration of the applicable Exercise Period for the Warrants held, to receive from the Company the number of Warrant Shares which the Holder may at the time be entitled to receive upon exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares, and the Warrant Shares issued to a Holder upon exercise of its Warrants shall be duly authorized, validly issued, fully paid, nonassessable and shall not have been issued in violation of or subject to any preemptive rights. Each Warrant not exercised prior to the expiration of its Exercise Period shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of the expiration of such Exercise Period. The Exercise Period for the Warrants shall begin at 9:00 a.m., New York City time, on the date of their issuance, and end at 5:00 p.m., New York City time, on (a) March 23, 2002 (three years after the Effective Date (as defined in the Plan)) for the Series A Warrants, (b) March 23, 2003 (four years after the Effective
Date) for the Series B Warrants, and (c) March 23, 2004 (five years after the Effective Date) for the Series C Warrants.

         4.2 Exercise of Warrants. During the Exercise Period, each Holder may, subject to this Agreement, exercise from time to time some or all of the Warrants evidenced by its Warrant Certificate(s) by (i) surrendering to the Company at the principal office of the Warrant Agent such Warrant Certificate(s) with the form of election to purchase on the reverse thereof duly filled in and signed which signature shall be guaranteed by a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc. (the "NASD"), or , to the extent held in "street" name, Holder shall comply with applicable law, and (ii) paying to the Warrant Agent for the account of the Company the aggregate Exercise Price for the number of Warrant Shares in respect of which such Warrants are exercised. Warrants shall be deemed exercised on the date such Warrant Certificate(s) are surrendered to the Warrant Agent and tender of payment of the aggregate Exercise Price is made. Payment of the aggregate Exercise Price shall be made in cash by wire transfer of immediately available funds to the Warrant Agent for the account of the Company or by certified or official bank check or checks to the order of the Company or by any combination thereof.

         Upon the exercise of any Warrants in accordance with this Agreement, the Company shall issue and cause to be delivered with all reasonable dispatch, to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants and shall take such other actions at its sole expense as are necessary to complete the exercise of such Warrants (including, without limitation, payment of any cash with respect to fractional interests required under Section 10 hereof). The Warrant Agent shall have no responsibility or liability for such issuance or the determination of the number of Warrant Shares issuable upon such exercise. The certificate or certificates representing such Warrant Shares shall have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date such Warrants are exercised hereunder. Each Warrant Share, when issued upon exercise of the Warrants, shall be duly authorized, validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive rights.

         In the event that less than all of the Warrants evidenced by a Warrant Certificate are exercised, the Holder thereof shall be entitled to receive a new Warrant Certificate or Certificates as specified by such Holder evidencing the remaining Warrant or Warrants, and the Warrant Agent is hereby irrevocably authorized by the Company to countersign, issue and deliver the required new Warrant Certificate or Certificates evidencing such remaining Warrant or Warrants pursuant to the provisions of this Section 4.2 hereof and of Section 3 hereof. The Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf to the Company for such purpose.

         Upon delivery of the Warrant Shares issuable upon exercise in accordance herewith and of any required new Warrant Certificates, the Company shall direct the Warrant Agent by written order to cancel the Warrant Certificates surrendered upon exercise. Such canceled Warrant Certificates shall then be disposed of by the Warrant Agent in a manner permitted by applicable laws and satisfactory to the Company in accordance with its written instructions to the Warrant Agent. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all amounts received by the Warrant Agent upon exercise of such Warrants.

         The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its office. The Company shall at its sole expense supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may reasonably request.

         4.3 Compliance with Government Regulations; Qualification under Securities Laws. The Company is issuing the Warrants based upon the belief that the issuance and the exercise of the Warrants, and the issuance of the Common Stock upon exercise of the Warrants, are exempt from registration under the Federal securities laws pursuant to Section 1145 of the Bankruptcy Code. The Company covenants that if following a due demand to exercise warrants any shares of Common Stock required to be reserved for purposes of exercise of such Warrants require, under any federal or state law, registration with or approval of any governmental authority before such shares may be issued upon exercise and/or subsequently transferred, and the Holder requesting the exercise of a Warrant provides an opinion of counsel acceptable to the Company to the effect that the exercise of the Warrant and/or the transfer of the underlying Common Stock require registration, then, the Company will, unless the Company has received an opinion of counsel to the effect that such registration is not then required by such laws, use its Commercially Reasonable Efforts to cause such shares to be duly so registered or approved, as the case may be; provided that in no event shall such shares of Common Stock be issued, and the exercise of all such Warrants shall be suspended, for the period from the date of such due demand for exercise until such registration or approval is in effect; provided, further, that the Exercise Period for such Warrants (but only such Warrants) shall be extended one day for each day (or portion thereof) that any such suspension is in effect. The Company shall promptly notify the Warrant Agent of any such suspension, and the Warrant Agent shall have no duty, responsibility or liability in respect of any shares of Common Stock issued or delivered prior to its receipt of such notice. The Company shall promptly notify the Warrant Agent of the termination of any such suspension, and such notice shall set forth the number of days that the Exercise Period with respect to such Warrants shall be extended as a result of such suspension.

         Section 5. Payment of Taxes. The Company will pay all documentary stamp and other like taxes, if any, attributable to the initial issuance and delivery of the Warrants and the initial issuance and delivery of the Warrant Shares upon the exercise of Warrants, provided, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer of the Warrants or involved in the issuance or delivery of any Warrant Shares in a name other than that of the Holder of the Warrants being exercised, and the Warrant Agent shall not register any such transfer or issue or deliver any Warrant Certificate(s) or Warrant Shares unless or until the persons requesting the registration or issuance shall have paid to the Warrant Agent for the account of the Company the amount of such tax, if any, or shall have established to the reasonable satisfaction of the Company that such tax, if any, has been paid.

         Section 6. Mutilated or Missing Warrant Certificates. In the event that any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue, and at the direction of the Company by written order the Warrant Agent shall countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and an indemnity or bond, if requested by the Company or the Warrant Agent, also reasonably satisfactory to them. An applicant for such a substitute Warrant Certificate shall also comply with such other reasonable procedures as the Company or the Warrant Agent may reasonably require.

         Section 7. Reservation of Warrant Shares. There have been reserved, and the Company shall at all times keep reserved, out of its authorized Common Stock, free of all preemptive rights, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants. The transfer agent for the Common Stock and every subsequent or other transfer agent for any shares of the Company's capital stock issuable upon the exercise of the Warrants (each, a "Transfer Agent") will be and are hereby irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with each Transfer Agent. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from the Company or a Transfer Agent, as the case may be, the certificates for Warrant Shares required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply its Transfer Agents with duly executed stock certificates for such purposes and will itself provide or otherwise make available any cash which may be payable as provided in Section 10 hereof. The Company will furnish to its Transfer Agents a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder pursuant to Section 9.3 hereof. The Company will give the Warrant Agent prompt notice of any change in any Transfer Agent or any change of address of any Transfer Agent.

         Before taking any action which would cause an adjustment pursuant to
Section 9 reducing the Exercise Price, the Company will take any and all corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

         Section 8. Stock Exchange Listings. The Company shall use its Commercially Reasonable Efforts (including requests for waivers) to have each series of the Warrants included for quotation in The Nasdaq National Market or the Nasdaq Small Cap Market or listed on the American Stock Exchange, and shall use its Commercially Reasonable Efforts to maintain such listing or inclusion. In the event the Warrants do not qualify for such listing or inclusion, the Company will use its Commercially Reasonable Efforts (including, requests for waivers) to effect such inclusion or listing whenever the Warrants qualify therefor, and prior to such time, shall use Commercially Reasonable Efforts to cause some other customary trading market to admit the warrants for trading. Any such listing and inclusion shall be at the Company's sole expense.

         Section 9. Adjustment of Exercise Price, Number of Warrant Shares and Shares of Capital Stock Warrants Are Exercisable Into. The number and kind of securities purchasable upon the exercise of each Warrant, and the Exercise Price, shall be subject to adjustment from time to time upon the happening of certain events, as hereinafter described. The Warrant Agent shall be fully protected in relying on the certificate described in Section 9.3 below regarding the adjustment and on any adjustment therein contained, and shall not be obligated or responsible for calculating any adjustment, nor shall it be deemed to have knowledge of such an adjustment unless and until it shall have received such certificate.

         9.1 Mechanical Adjustments. The number of Warrant Shares purchasable upon the exercise of each Warrant and the Exercise Price shall be subject to adjustment as follows:

         (a) Adjustment for Change in Capital Stock. Subject to paragraphs
     (f) and (h) below, in case the Company shall (i) pay a dividend on its outstanding shares of Common Stock in shares of Common Stock or make a distribution of shares of Common Stock on its outstanding shares of Common Stock, (ii) make a distribution on its outstanding shares of Common Stock in shares of its capital stock other than Common Stock,
     (iii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iv) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or
     (v) issue, by reclassification of its shares of Common Stock, other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving entity), then the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder of each Warrant shall be entitled to receive upon the exercise of the Warrant the kind and number of Warrant Shares or other securities of the Company which such Holder would have owned or have been entitled to receive upon the happening of any of the events described above had such Warrant been exercised in full immediately prior to the happening of such event or any record date with respect thereto. If a Holder is entitled to receive shares of two or more classes of capital stock of the Company pursuant to the foregoing upon exercise of Warrants, the allocation of the adjusted Exercise Price between such classes of capital stock shall be determined reasonably and in good faith by the Board of Directors of the Company. After such allocation, the exercise privilege and the Exercise Price with respect to each class of capital stock shall thereafter be subject to adjustment on terms substantially identical to those applicable to Common Stock in this Section 9. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the record date for such event or, if none, immediately after the effective date of such event. Such adjustment shall be made successively whenever such an event occurs.

         (b) Adjustment for Rights Issue. Subject to paragraphs (f) and (h) below, in case the Company shall issue rights, options or warrants (collectively, "Rights") to all holders of its outstanding Common Stock entitling them to subscribe for or purchase shares of Common Stock at a Price Per Share (as defined in paragraph (e) below) which is lower at the record date mentioned below than the Current Market Price (as defined in paragraph (e) below) per share of Common Stock on such record date, then the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of each Warrant by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such Rights plus the additional Number of Shares (as defined in paragraph (e) below) of Common Stock offered for subscription or purchase in connection with such Rights and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such Rights plus the number of shares of Common Stock which the aggregate Proceeds (as defined in paragraph (e) below) received or receivable by the Company upon exercise of such Rights would purchase at the Current Market Price per share of Common Stock at such record date. Such adjustment shall be made whenever Rights are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive Rights.

         (c) Adjustment for Other Distributions. Subject to paragraphs (f) and (h) below, in case the Company shall distribute to all holders of its shares of Common Stock (x) evidences of indebtedness or assets (excluding cash dividends or distributions payable out of the consolidated earnings or surplus legally available for such dividends or distributions and dividends or distributions referred to in paragraphs (a) or (b) above) of the Company or any corporation or other legal entity a majority of the voting equity or equity interests of which are owned, directly or indirectly, by the Company (a "Subsidiary"), or (y) shares of capital stock of a Subsidiary (such evidences of indebtedness, assets and securities as set forth in clauses (x) and (y) above, collectively, "Assets"), then in each case the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each Warrant by a fraction, the numerator of which shall be the Current Market Price per share of Common Stock on the date of such distribution and the denominator of which shall be such Current Market Price per share of Common Stock less the fair value as of such record date as determined reasonably and in good faith by the Board of Directors of the Company of the portion of the Assets applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

         (d) Adjustment for Common Stock and Convertible Securities Issue. Subject to paragraphs (f) and (h) below, in case the Company shall issue shares of its Common Stock, or securities convertible into, or exchangeable or exercisable for Common Stock or Rights to subscribe for or purchase such securities (collectively, "Convertible Securities") (excluding the issuance of (i) Common Stock or Convertible Securities issued in any of the transactions described in paragraphs (a), (b) or (c) above or (ii) Warrant Shares issued upon the exercise of the Warrants), at a Price Per Share of Common Stock, in the case of the issuance of Common Stock, or at a Price Per Share of Common Stock initially deliverable upon conversion, exercise or exchange of such Convertible Securities, in each case, together with any other consideration received by the Company in connection with such issuance, below the Current Market Price per share of Common Stock on the date the Company fixed the offering, conversion or exercise or exchange price of such additional shares, then the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of each Warrant by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding on such date plus the additional Number of Shares (as defined below) offered for subscription or purchase and the denominator of which shall be the number of shares outstanding on such date plus the additional Number of Shares which the aggregate Proceeds (as defined below) of the total amount of Convertible Securities so offered would purchase at the Current Market Price per share of Common Stock at such record date. In case the Company shall issue and sell Convertible Securities for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "Price Per Share" of Common Stock and the "consideration received by the Company" for purposes of this paragraph
     (d), the Board of Directors of the Company shall reasonably and in good faith determine the fair value of such property. The determination of whether any adjustment is required under this paragraph (d), by reason of the sale and issuance of any Convertible Securities and the amount of such adjustment, if any, shall be made at such time and not at the subsequent time of issuance of shares of Common Stock upon the exercise, conversion or exchange of Convertible Securities.

         (e) Current Market Price; Price Per Share. (i) For the purpose of any computation under Section 4.2 hereof or this Section 9.1, the "Current Market Price" per share of Common Stock at any date shall be the average of the daily closing prices for the 20 consecutive trading days preceding the date of such computation. The closing price for each day shall be (x) if the Common Stock shall be then listed or admitted to trading on the New York Stock Exchange, the closing price on the NYSE - Consolidated Tape (or any successor composite tape reporting transactions on the New York Stock Exchange) or, (y) if such a composite tape shall not be in use or shall not report transactions in the Common Stock, or if the Common Stock shall be listed on a stock exchange other than the New York Stock Exchange, the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading (which shall be the national securities exchange on which the greatest number of shares of the Common stock have been traded during such 20 consecutive trading days) or (z) if the Common Stock is not listed or admitted to trading, the average of the closing bid and asked prices of the Common Stock in the over-the-counter market as reported by The Nasdaq National Market or any comparable system or, if the Common Stock is not included for quotation in The Nasdaq National Market or a comparable system, the average of the closing bid and asked prices as furnished by two members of the NASD selected reasonably and in good faith from time to time by the Board of Directors for that purpose. In the absence of one or more such quotations, the Current Market Price per share of the Common Stock shall be determined reasonably and in good faith by the Board of Directors of the Company.

         (ii) For purposes of this Section 9.1, "Price Per Share" shall be defined and determined according to the following formula:

                  P        =        R/N

                  where

                  P        =        Price Per Share;

                  R        =        the "Proceeds" received or receivable by
                                    the Company which (x) in the case of shares of Common Stock is the total amount received or receivable by the Company in consideration for the issuance and sale of such shares; (y) in the case of Rights or of Convertible Securities with respect to shares of Common Stock, is the total amount received or receivable by the Company in consideration for the issuance and sale of Rights or such Convertible Securities, plus the minimum aggregate amount of additional consideration, other than the surrender of such Convertible Securities, payable to the Company upon exercise, conversion or exchange thereof; and (z) in the case of Rights to subscribe for or purchase such Convertible Securities, is the total amount received or receivable by the Company in consideration for the issuance and sale of such Rights plus the minimum aggregate amount of additional consideration, other than the surrender of such Convertible
                                    Securities, payable upon the exercise of the Right and the conversion or exchange or exercise of such Convertible Securities;
                                    provided that in each case the --------
                                    proceeds received or receivable by the
                                    Company shall be the net cash proceeds after deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or other performing similar services;

                  N        =        the "Number of Shares," which (x) in the
                                    case of Common Stock is the number of shares issued; and (y) in the case of Rights or of Convertible Securities with respect to shares of Common Stock, is the maximum number of shares of Common Stock initially issuable upon exercise, conversion or exchange thereof.

         (f) When De Minimis Adjustment May Be Deferred. No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Warrant Shares purchasable upon the exercise of each Warrant, provided that any adjustments which by reason of this paragraph (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a Warrant Share and the nearest cent.

         (g) Adjustment in Exercise Price. Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted as herein provided, the Exercise Price payable upon exercise of each Warrant immediately prior to such adjustment shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment and the denominator of which shall be the number of Warrant Shares purchasable immediately thereafter.

         (h) When No Adjustment Required. No adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant or in the exercise price need be made under this Section 9.1 in connection with:
     (i) the issuance of Common Stock, options, rights, Warrants or other securities pursuant to the Plan; (ii) shares of Common Stock, options, rights, warrants or other securities issued pursuant to any plan adopted by the Company or its subsidiaries for the benefit of employees or directors; (iii) any issuance of shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock pursuant to an underwritten public offering for a price per share of Common Stock in the case of an issuance of shares of Common Stock, or for a price per share of Common Stock initially deliverable upon conversion or exchange of such securities, that is equal to or greater than 95% of the Current Market Price per share of Common Stock on the date the Company fixed the offering, conversion or exchange price of such additional shares of Common Stock; (iv) sales of Common Stock pursuant to a plan adopted by the Company for reinvestment of dividends or interest; provided, however, that if such sales of Common Stock are at a discount of 20% to the Current Market Price, such issuances shall require adjustment under this Section, or (v) shares of Common Stock issued to shareholders of any corporation that is acquired by, merged into or made a part or subsidiary of the Company in an arm's-length transaction. Additionally, no adjustment need be made if the Company issues or distributes to each Holder of Warrants the shares, rights, options, warrants, evidences of indebtedness, assets or other securities referred to in those paragraphs which each Holder of Warrants would have been entitled to receive had the Warrants been exercised for the number of Warrant Shares for which Warrants are then exercisable prior to the happening of such event or the record date with respect thereto. No adjustment in the number of Warrant Shares will be made for a change in the par value of the shares of Common Stock.

         (i) Capitalization, Reclassification or Consolidation. If any capital reorganization of the Company, or any reclassification of the Common Stock, or any consolidation of the Company with or merger of the Company with or into any other Person or any sale, lease or other transfer of all or substantially all of the assets of the Company to any other Person, shall be effected in such a way that the holders of the Common Stock shall be entitled to receive stock, other securities, cash or other assets (whether such stock, other securities, cash or other assets are issued or distributed by the Company or another Person) with respect to or in exchange for the Common Stock, then, upon exercise of each Warrant, the Warrantholder shall have the right to receive the kind and amount of stock, other securities, cash or other assets receivable upon such reorganization, reclassification, consolidation, merger or sale, lease or other transfer, by a holder of the number of Warrant Shares that such Warrant holder would have been entitled to receive upon exercise of such Warrant had such Warrant been exercised immediately before such reorganization, reclassification, consolidation, merger or sale, lease or other transfer, subject to adjustments (as determined in good faith by the Board of Directors of the Company). Adjustments for events subsequent to the effective date of such a reorganization, reclassification, consolidation, merger, sale or transfer of assets shall be as nearly equivalent as may be practicable to the adjustments provided for in this Agreement. In any such event, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale, merger, conveyance, lease transfer or otherwise so that the provisions set forth herein for the protection of the rights of the Warrantholders shall thereafter continue to be applicable; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon exercise, such shares of stock, other securities, cash and property. The provisions of Section 9 shall similarly apply to successive consolidations, mergers, sales, leases or transfers.

         (j) Shares of Common Stock. For all purposes of this Agreement, the term "shares of Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 9.1, the Holders shall become entitled to purchase any securities of the Company other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms substantially identical to the provisions with respect to the Warrant Shares contained in paragraphs (a) through (h) above, and the provisions of this Agreement with respect to the Warrant Shares shall apply on like terms to any such other securities.

         (k) Expiration of Rights, etc. Upon the expiration of any Rights or conversion or exchange or exercise rights, if any thereof shall not have been exercised, the Exercise Price and the number of Warrant Shares purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (A) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such Rights or conversion or exchange or exercise rights and (B) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all of such Rights or conversion or exchange or exercise rights whether or not exercised, provided that no such readjustment shall have the effect of increasing the Exercise Price or decreasing the number of Warrant Shares purchasable upon the exercise of each Warrant by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such Rights or conversion or exchange or exercise rights.

         9.2 Voluntary Adjustment by the Company. (a) The Company may at its option, at any time during the term of the Warrants, reduce the then current Exercise Price, and/or increase the number of Warrant shares issuable upon exercise of the Warrant, to any amount deemed appropriate by the Board of Directors of the Company.

                  (b) If, after one or more adjustments to the Exercise Price pursuant to Section 9, the Exercise Price cannot be reduced further without falling below the greater of (i) $0.01 or (ii) the lowest positive exercise price legally permissible for warrants to acquire shares of Common Stock, the Company shall make further adjustments to compensate the Holder, consistent with the foregoing principles, as the Board of Directors, acting in good faith, deems necessary, including an increase in the number of Warrant Shares issuable upon exercise of outstanding Warrants and/or cash payment to the Holders.

         9.3 Notice of Adjustment. Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Exercise Price of Warrant Shares is adjusted, as herein provided, the Company shall cause the Warrant Agent promptly to mail to each Holder, at the sole expense of the Company by first class mail, postage prepaid, notice of such adjustment or adjustments and shall deliver to the Warrant Agent a certificate of a firm of independent public accounts (who may be the regular accountants employed by the Company) setting forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Exercise Price of Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth in reasonable detail the computations by which such adjustment was made. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same, from time to time, to any Holder requesting an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Exercise Price or the number of Warrant Shares or other stock or property purchasable on exercise of Warrants, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment.

         9.4 Preservation of Purchase Rights upon Merger or Consolidation. In case of any consolidation of the Company with or merger of the Company into another entity, the Company or such successor entity shall execute and deliver to the Warrant Agent an agreement, which shall be binding on the Holders, that each Holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action (after giving effect to any applicable adjustments under Section 9.1 hereof) to purchase upon exercise of each Warrant (and in lieu of the Common Stock issuable upon exercise of the Warrant) the kind and amount of shares and other securities and property (including cash) which such Holder would have owned or have been entitled to receive after the happening of such consolidation or merger had such Warrant been exercised immediately prior to such action. The Company shall at its sole expense mail by first class mail, postage prepaid, to each Holder notice of the execution of any such agreement. Such agreement shall provide for adjustments, which shall be substantially identical to the adjustments provided for in this
Section 9. In addition, the Company shall not merge or consolidate with or into, any other entity unless the successor entity (if not the Company), shall expressly assume, by supplemental agreement reasonably satisfactory in form and substance to the Warrant Agent in its sole judgment and executed and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company. The provisions of this Section 9.4 shall similarly apply to successive consolidations or mergers. The Warrant Agent shall be under a good faith duty and responsibility to determine the correctness of any provisions contained in any such agreement relating to the kind or amount of shares of stock or other securities or property receivable upon exercise of Warrants or with respect to the method employed and provided therein for any adjustments and shall be entitled to rely upon the provisions contained in any such agreement. In the event of any conflict between Section 9.4 and Section 9.1(i), Section 9.1(i) shall prevail.

         9.5 Statement on Warrants. Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same Exercise Price and number and kind of Warrant Shares as are stated in the Warrants initially issuable pursuant to this Agreement.

         Section 10. Fractional Interests. Neither the Company nor the Warrant Agent shall be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be exercised at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of Warrants so exercised. If any fraction of a Warrant Share would, except for the provisions of this Section 10, be issuable on the exercise of any Warrant, then the Company shall pay an amount in cash equal to the closing price for one share of Common Stock on the date the Warrant Certificate is presented for exercise (determined in accordance with the second sentence of Section 9.1(e)(i) hereof), multiplied by such fraction.

         Section 11. No Rights as Stockholders; Notices to Holders. Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the Holders or their transferees the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

         In case:

         (a) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

         (b) the Company shall authorize the distribution to all holders of shares of Common stock of securities or assets (other than cash dividends); or

         (c) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or transfer of a substantial portion of the properties and assets of the Company for which approval of any stockholders of the Company is required, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

         (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each Holder at its address appearing on the Warrant Register, at least twenty (20) days prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, as well as the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation, or winding up. The failure to give the notice required by this Section 11 or any defect therein shall not affect the legality or validity of any distribution, right, option, Warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation, winding up or action, or the vote upon any of the foregoing.

         Section 12. Payments in U.S. Currency. All payments required to be made hereunder shall be made in lawful money of the United States of America.

         Section 13. Merger or Consolidation or Change of Name of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporation trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 15 hereof. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in its name; and in all such cases such Warrant Certificates shall be fully valid and effective as provided therein and in this Agreement.

         In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignatures under its prior name and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall be fully valid and effective as provided therein and in this Agreement.

         Section 14. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company hereunder and in accordance with the terms and conditions hereof, and the Warrant Agent hereby accepts such appointment.

         14.1 Concerning the Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, and no implied duties or obligations shall be read into this Warrant Agreement against the Warrant Agent, by all of which the Company and the Holders, by their acceptance of Warrant Certificates, shall be bound.

         14.2 Correctness of Statements. The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except statements that describe the Warrant Agent or action taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates or Warrants except as herein otherwise provided.

         14.3 Breach of Covenants. The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant to be complied with by the Company.

         14.4 Performance of Duties. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents and shall not be responsible for the misconduct or negligence of any attorney or agent (which shall not include an employee of the Warrant Agent) appointed with due care.

         14.5 Reliance on Counsel. Before the Warrant Agent acts or refrains from acting, the Warrant Agent may consult at any time with legal counsel satisfactory to it (who may be counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder in respect to any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

         14.6 Proof of Actions Taken. Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed conclusively to be proved and established by a certificate signed by any of the Chairman of the Board, the President, a Vice President, the Treasurer or the Secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         14.7 Compensation and Indemnification. The Company agrees to pay the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the performance of its duties under this Agreement, to reimburse the Warrant Agent for all reasonable expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the performance of its duties under this Agreement (including but not limited to legal fees and expenses), and to indemnify the Warrant Agent and its officers, agents and directors for and to hold each harmless from any and all losses, liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent or any of its agents in the performance of its duties under this Agreement, except as a result of the Warrant Agent's gross negligence or willful misconduct as determined in a final judgment of a court of competent jurisdiction and authority. The Company's obligations under this
Section 14.7 and any claim arising hereunder shall survive the resignation or removal of the Warrant Agent and the termination or discharge of the Company's obligations under this Agreement. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company.

         14.8 Legal Proceedings. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or any one or more Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred or any liabilities which may arise, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action of any Holder under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

         14.9 Other Transactions in Securities of Company. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or any other securities of the Company or have a pecuniary interest in any transaction in which the Company may be interested or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

         14.10 Liability of Warrant Agent. The Warrant Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or bad faith.

         14.11 Reliance on Documents. The Warrant Agent will not incur any liability or responsibility to the Company or to any Holder for any action taken in reliance on any notice, resolution, waiver, consent order, certificate, or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

         14.12 Validity of Agreement. The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or for any of the statements of fact or recitals contained in this Agreement or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof) or any Warrant; nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares (or other securities) to be issued pursuant to this Agreement or any Warrant, or as to whether any Warrant Shares (or other securities) will, when issued, be validly issued, fully paid and nonassessable, or as to the Exercise Price or the number or amount of Warrant Shares or other securities or any Assets or other property issuable upon exercise of any Warrant.

         14.13 Instructions from Company. The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person believed in good faith by the Warrant Agent to be one of the Chairman of the Board, the President, a Vice President, the Treasurer or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or officers or any delay in acting while waiting for these instructions..

         Section 15. Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Company thirty (30) days' written notice. The Warrant Agent may be removed by like notice to the Warrant Agent and the Holders from the Company, such notice to specify the date when removal shall become effective. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, then the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after such removal or written notification of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by any Holder (who shall with such notice submit his Warrant Certificate or Certificates for inspection by the Company), then any Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or such a court, shall be a bank or trust company, in good standing, incorporated under the laws of the United States of America or any state thereof and having at the time of its appointment as Warrant Agent a combined capital and surplus of at least $100,000,000. After appointment and acceptance of such appointment in writing, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and shall execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to file any notice provided for in this Section 15, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be. In the event of such resignation or removal, the successor Warrant Agent shall mail, by first class mail, postage prepaid, to each Holder, written notice of such removal or resignation and the name and address of such successor Warrant Agent.

         Section 16. Notices. Any notice pursuant to this Agreement by the Company or by any Holder to the Warrant Agent, shall be in writing and shall be delivered in person or sent by registered or certified mail and shall be deemed given upon receipt at its offices at Harris Trust & Savings Bank, 311 W. Monroe Street, Chicago, IL 60606 Attention: Charles Zade. Any notice pursuant to this Agreement by the Warrant Agent or by any Holder to the Company, shall be in writing and shall be delivered in person or by confirmed facsimile transmission (plus a copy delivered by overnight mail) or first class mail, postage prepaid at its offices at MFN Financial Corporation, 100 Field Drive, Lake Forest, Illinois 60045, Attention: Corporate Secretary, Telecopier No.: (847) 295-8785. Each party hereto may from time to time change the address to which its notices are to be delivered or mailed hereunder by notice to the other party.

         Any notice mailed pursuant to this Agreement by the Company or the Warrant Agent to the Holders shall be in writing and shall be mailed first class, postage prepaid, or otherwise delivered, to such Holders at their respective addresses in the Warrant Register. The initial address of each Holder shall be as provided by the Company to the Warrant Agent. Any Holder may change its address by notice to the Company and the Warrant Agent given in accordance with this Section 16.

         Section 17. Cancellation of Warrants. In the event the Company shall purchase or otherwise acquire Warrants, the same shall thereupon be delivered to the Warrant Agent and be cancelled by it and retired. The Warrant Agent shall cancel any Warrant Certificate surrendered for exchange, substitution, transfer or exercise in whole or in part.

         Section 18. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement, the Warrants and the Warrant Certificates without approval of any Holder, in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to comply with the requirements of any national securities exchange or The Nasdaq National Market, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants and this Agreement. Any other supplement or amendment to this Agreement may be made with the approval of the Holders of a majority of outstanding Warrants of each series of Warrants, voting separately as three classes. Notwithstanding the foregoing, any amendment or supplement that (i) increases the Exercise Price; (ii) decreases the number of shares of Common Stock issuable upon exercise of a Warrant; or (iii) shortens the period during which the Warrants may be exercised shall require the consent of each Holder of a Warrant affected thereby. Notwithstanding anything in this Agreement to the contrary, no supplement or amendment that changes the rights and duties of the Warrant Agent under this Agreement will be effective against the Warrant Agent without the execution of such supplement or amendment by the Warrant Agent.

         Section 19. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure solely to the benefit of the Company or the Warrant Agent and their respective successors hereunder.

         Section 20. Applicable Law. This Agreement and each Warrant issued hereunder shall be governed by and construed in accordance with the laws of the state of Delaware without giving effect to the principles of conflict of laws thereof, except as to the rights and obligations of the Warrant Agent, which shall be governed by and construed in accordance with the laws of the Sate of Illinois.

         Section 21. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the Holders any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent, their respective successors, and the Holders of the Warrants.

         Section 22. Counterparts. This Agreement may be executed in any number of counterparts; each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         Section 23. Captions. The captions of the Sections and subsections of this Agreement have been inserted for convenience only and shall have no substantive effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                                        MFN FINANCIAL CORPORATIONBy:
                                        Name:
                                        Title:



                                        HARRIS TRUST AND SAVINGS BANK
                                        as Warrant Agent


                                        By:
                                        Name:
                                        Title:

                                    Series A
                               Warrant Certificate

                            MFN FINANCIAL CORPORATION

         This Warrant Certificate certifies that ____________________ or registered assigns, is the registered holder of Series A Warrants (the "Warrants") expiring at 5:00 p.m., New York City time, on March 23, 2002 (Three years from the Effective Date) (the "Expiration Date"), to purchase Common Stock, $0.01 par value per share (the "Common Stock"), of MFN FINANCIAL CORPORATION, a Delaware corporation (the "Company"). The Warrants may be exercised at any time from 9:00 am., New York City time, on March 23, 1999 to 5:00 p.m., New York City time, on the Expiration Date. Each Warrant entitles the holder upon exercise to receive from the Company, if exercised before 5:00 p.m., New York City time, on the Expiration Date, one fully paid and nonassessable share of Common Stock (a "Warrant Share") at the Exercise Price (as defined in the Warrant Agreement referred to on the reverse side hereof), payable in lawful money of the United States of America, upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

         WARRANTS NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON MARCH 23, 2002 (THREE YEARS FROM THE EFFECTIVE DATE) SHALL BECOME VOID.

         Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

         IN WITNESS WHEREOF, MFN FINANCIAL CORPORATION has caused this Warrant Certificate to be duly executed.

                                            MFN FINANCIAL CORPORATION


                                            By:
                                            Title:

Dated:

Countersigned:

HARRIS TRUST AND SAVINGS BANK,
as Warrant Agent


By:
         Authorized Signatory

                          [Form of Warrant Certificate]

                                    (Reverse)

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring on the Expiration Date entitling the holder on exercise to receive shares of Common Stock of the Company and are issued or to be issued pursuant to a Warrant Agreement dated as of March 23, 1999 (the "Warrant Agreement"), duly executed and delivered by the Company to Harris Trust and Savings Bank, as Warrant Agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. By accepting initial delivery, transfer or exchange of this Warrant, the duly registered holder shall be deemed to have agreed to the terms of the Warrant Agreement as it may be in effect from time to time, including any amendments or supplements duly adopted in accordance therewith.

         The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in the manner described below at the office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or its assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

         Payment of the Exercise Price may be made in cash by wire transfer to the Warrant Agent for the account of the Company or by certified or official bank check or checks to the order of the Company or by any combination thereof.

         The Warrant Agreement provides that upon the occurrence of certain events the number of shares of Common Stock issuable upon the exercise of each Warrant, and the Exercise Price of each Warrant, may, subject to certain conditions, be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company shall pay the cash value thereof determined as provided in the Warrant Agreement.

         Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

         Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

         The Company and the Warrant Agent may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                                  PURCHASE FORM

         The undersigned hereby irrevocably elects to exercise this Series A Warrant, according to the terms and conditions hereof, to the extent of purchasing __________ shares of Common Stock and hereby makes payment of $________ in payment of the exercise price thereof. If the number of shares shall not be all of the shares purchasable under this Warrant, then a new Warrant Certificate for the balance remaining shall be issued in the name of the undersigned or its assignee as indicated on the Assignment Form.

Dated:



                     INSTRUCTIONS FOR REGISTRATION OF STOCK


Name:
                  (please typewrite or print in block letters)

Address:

         Signature
                           Note: The signature must conform in all respects to name of holder as specified on the face of this Warrant Certificate

         Signature Guaranteed:

                                 ASSIGNMENT FORM

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

Name:
                  (please typewrite or print in block letters)

Address:

its right to purchase __________ shares of Common Stock represented by this Series A Warrant and does hereby irrevocably constitute and appoint __________ Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.

Dated:



                                                 Signature:
Social Security or other identifying number of        Note:  The signature must
holder                                                conform in all respects to
                                                      name of holder as
                                                      specified on the face of
                                                      this Warrant Certificate

Signature Guaranteed:

                                    Series B
                               Warrant Certificate

                            MFN FINANCIAL CORPORATION

         This Warrant Certificate certifies that ____________________ or registered assigns, is the registered holder of Series B Warrants (the "Warrants") expiring at 5:00 p.m., New York City time, on March 23, 2003 (Four years from the Effective Date) (the "Expiration Date"), to purchase Common Stock, $0.01 par value per share (the "Common Stock"), of MFN FINANCIAL CORPORATION, a Delaware corporation (the "Company"). The Warrants may be exercised at any time from 9:00 am., New York City time, on March 23, 1999 to 5:00 p.m., New York City time, on the Expiration Date. Each Warrant entitles the holder upon exercise to receive from the Company, if exercised before 5:00 p.m., New York City time, on the Expiration Date, one fully paid and nonassessable share of Common Stock (a "Warrant Share") at the Exercise Price (as defined in the Warrant Agreement referred to on the reverse side hereof), payable in lawful money of the United States of America, upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

         WARRANTS NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON MARCH 23, 2003 (FOUR YEARS FROM THE EFFECTIVE DATE) SHALL BECOME VOID.

         Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

         IN WITNESS WHEREOF, MFN FINANCIAL CORPORATION has caused this Warrant Certificate to be duly executed.

                                         MFN FINANCIAL CORPORATION


                                         By:
                                         Title:

Dated:

Countersigned:

HARRIS TRUST AND SAVINGS BANK,
as Warrant Agent


By:
         Authorized Signatory

                          [Form of Warrant Certificate]

                                    (Reverse)

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring on the Expiration Date entitling the holder on exercise to receive shares of Common Stock of the Company and are issued or to be issued pursuant to a Warrant Agreement dated as of March 23, 1999 (the "Warrant Agreement"), duly executed and delivered by the Company to Harris Trust and Savings Bank, as Warrant Agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. By accepting initial delivery, transfer or exchange of this Warrant, the duly registered holder shall be deemed to have agreed to the terms of the Warrant Agreement as it may be in effect from time to time, including any amendments or supplements duly adopted in accordance therewith.

         The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in the manner described below at the office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or its assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

         Payment of the Exercise Price may be made in cash by wire transfer to the Warrant Agent for the account of the Company or by certified or official bank check or checks to the order of the Company or by any combination thereof.

         The Warrant Agreement provides that upon the occurrence of certain events the number of shares of Common Stock issuable upon the exercise of each Warrant, and the Exercise Price of each Warrant, may, subject to certain conditions, be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company shall pay the cash value thereof determined as provided in the Warrant Agreement.

         Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

         Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

         The Company and the Warrant Agent may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                                  PURCHASE FORM

         The undersigned hereby irrevocably elects to exercise this Series B Warrant, according to the terms and conditions hereof, to the extent of purchasing __________ shares of Common Stock and hereby makes payment of $________ in payment of the exercise price thereof. If the number of shares shall not be all of the shares purchasable under this Warrant, then a new Warrant Certificate for the balance remaining shall be issued in the name of the undersigned or its assignee as indicated on the Assignment Form.

Dated:



                     INSTRUCTIONS FOR REGISTRATION OF STOCK


Name:
                  (please typewrite or print in block letters)

Address:

         Signature
                     Note: The signature must conform in all respects to name of holder as specified on the face of this Warrant Certificate

         Signature Guaranteed:

                                 ASSIGNMENT FORM

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

Name:
                  (please typewrite or print in block letters)

Address:

its right to purchase __________ shares of Common Stock represented by this Series B Warrant and does hereby irrevocably constitute and appoint __________ Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.

Dated:



                                                Signature:
Social Security or other identifying number of        Note:  The signature must
holder                                                conform in all respects to
                                                      name of holder as
                                                      specified on the face of
                                                      this Warrant Certificate

Signature Guaranteed:

                                    Series C
                               Warrant Certificate

                            MFN FINANCIAL CORPORATION

         This Warrant Certificate certifies that ____________________ or registered assigns, is the registered holder of Series C Warrants (the "Warrants") expiring at 5:00 p.m., New York City time, on March 23, 2004 (Five years from the Effective Date) (the "Expiration Date"), to purchase Common Stock, $0.01 par value per share (the "Common Stock"), of MFN FINANCIAL CORPORATION, a Delaware corporation (the "Company"). The Warrants may be exercised at any time from 9:00 am., New York City time, on March 23, 1999 to 5:00 p.m., New York City time, on the Expiration Date. Each Warrant entitles the holder upon exercise to receive from the Company, if exercised before 5:00 p.m., New York City time, on the Expiration Date, one fully paid and nonassessable share of Common Stock (a "Warrant Share") at the Exercise Price (as defined in the Warrant Agreement referred to on the reverse side hereof), payable in lawful money of the United States of America, upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

         WARRANTS NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON MARCH 23, 2004 (FIVE YEARS FROM THE EFFECTIVE DATE) SHALL BECOME VOID.

         Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

         IN WITNESS WHEREOF, MFN FINANCIAL CORPORATION has caused this Warrant Certificate to be duly executed.

                                         MFN FINANCIAL CORPORATION


                                         By:
                                         Title:

Dated:

Countersigned:

HARRIS TRUST AND SAVINGS BANK,
as Warrant Agent


By:
         Authorized Signatory

                          [Form of Warrant Certificate]

                                    (Reverse)

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring on the Expiration Date entitling the holder on exercise to receive shares of Common Stock of the Company and are issued or to be issued pursuant to a Warrant Agreement dated as of March 23, 1999 (the "Warrant Agreement"), duly executed and delivered by the Company to Harris Trust and Savings Bank, as Warrant Agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. By accepting initial delivery, transfer or exchange of this Warrant, the duly registered holder shall be deemed to have agreed to the terms of the Warrant Agreement as it may be in effect from time to time, including any amendments or supplements duly adopted in accordance therewith.

         The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in the manner described below at the office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or its assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

         Payment of the Exercise Price may be made in cash by wire transfer to the Warrant Agent for the account of the Company or by certified or official bank check or checks to the order of the Company or by any combination thereof.

         The Warrant Agreement provides that upon the occurrence of certain events the number of shares of Common Stock issuable upon the exercise of each Warrant, and the Exercise Price of each Warrant, may, subject to certain conditions, be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company shall pay the cash value thereof determined as provided in the Warrant Agreement.

         Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

         Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

         The Company and the Warrant Agent may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                                  PURCHASE FORM

         The undersigned hereby irrevocably elects to exercise this Series C Warrant, according to the terms and conditions hereof, to the extent of purchasing __________ shares of Common Stock and hereby makes payment of $________ in payment of the exercise price thereof. If the number of shares shall not be all of the shares purchasable under this Warrant, then a new Warrant Certificate for the balance remaining shall be issued in the name of the undersigned or its assignee as indicated on the Assignment Form.

Dated:



                     INSTRUCTIONS FOR REGISTRATION OF STOCK


Name:
                  (please typewrite or print in block letters)

Address:

         Signature
                   Note: The signature must conform in all respects to name of holder as specified on the face of this Warrant Certificate

         Signature Guaranteed:

                                 ASSIGNMENT FORM

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

Name:
                  (please typewrite or print in block letters)

Address:

its right to purchase __________ shares of Common Stock represented by this Series C Warrant and does hereby irrevocably constitute and appoint __________ Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.

Dated:



                                                Signature:
Social Security or other identifying number of     Note:  The signature must
holder                                             conform in all respects to
                                                   name of holder as specified
                                                   on the face of this Warrant
                                                   Certificate

Signature Guaranteed: